UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

DOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38553	27-3687433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 East 1050 South
American Fork, UT 84003	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 899-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 22, 2026, Domo, Inc., a Delaware corporation (the “Company”), and Progress Software Corporation, a Delaware corporation (“Progress”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Progress has agreed to acquire substantially all of the assets and employees, excluding the Company’s net operating loss (“NOL”) carryforwards, and assume certain liabilities of, the Company used in the operation of its business of providing software platforms, applications, tools and related technologies for business intelligence, data visualization, reporting and dashboarding, data integration and analytics, embedded and distributed analytics, workflow and process automation, AI-powered data products and AI agents, and data governance and data management, in each case delivered on a cloud-based, hosted, on premises or hybrid basis to enterprise, commercial and governmental customers (the “AI and Data Platform Business”). The transactions contemplated by the Purchase Agreement are collectively referred to as the “Transactions”.

The Company’s board of directors unanimously (i) determined that the Purchase Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Purchase Agreement and the consummation of the Transactions, (iii) directed that the Purchase Agreement and the Transactions be submitted to the Majority Stockholders (as defined below) for approval by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, as amended, Article VIII Section 5 of the Amended and Restated Certificate of Incorporation of the Company, Section 2.10 of the Bylaws of the Company, and (iv) resolved to recommend that the Company’s stockholders approve this Agreement and the Transactions.

Following execution of the Purchase Agreement, on July 22, 2026, the Majority Stockholders (as defined below) executed a stockholder written consent (the “Written Consent”) approving and adopting the Purchase Agreement and approving the Transactions. No further approval of the stockholders of the Company is required to approve the Purchase Agreement and the Transactions.

At the closing of the Transactions (the “Closing”), Progress will acquire the AI and Data Platform Business for an aggregate purchase price of approximately $400 million, subject to (i) a downward adjustment equal to the amount by which the cash acquired by Progress at Closing is less than $25 million and (ii) an adjustment for indebtedness of the AI and Data Platform Business or the purchased assets that remains outstanding and is not repaid at or prior to the Closing (the “Purchase Price”).

The Company does not intend to liquidate following the Closing. The Company’s board of directors will evaluate alternatives for the use of cash proceeds from the Transactions. Those alternatives are currently expected to include using such cash proceeds to fund, at least in part, the acquisition of assets that will allow the Company to potentially derive a benefit from the NOLs and certain other tax attributes, which will be retained by the Company as described below.

The Purchase Agreement provides that the Company will retain the Company’s NOLs and certain other tax attributes. Also on July 22, 2026, in light of the significance of the NOLs to the Company following the completion of the Transactions, the Company’s board of directors adopted a Tax Benefits Preservation Plan in order to protect against a possible limitation on the Company’s ability to use the Company’s NOLs and certain other tax attributes to reduce potential future U.S. federal income tax obligations. The terms of the Tax Benefits Preservation Plan are disclosed in a separate Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof.

Additionally, the Purchase Agreement provides for customary “no-shop” restrictions under which the Company has agreed, subject to certain exceptions with respect to unsolicited bids, not to directly or indirectly solicit competing proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited competing proposals. The Company has also agreed to cease all existing discussions with third parties regarding any competing proposals. Notwithstanding the “no-shop” restrictions described above, prior to receipt of the Written Consent and subject to the satisfaction of certain other conditions and under certain circumstances specified in the Purchase Agreement, the Company’s board of directors had the right to terminate the Purchase Agreement to enter into a definitive agreement for a superior proposal and the Company’s board of directors had the right to change its recommendation in favor of the Transactions.

Each of Progress and the Company have made customary representations, warranties and covenants in connection with the Transactions. The obligations of Progress and the Company to consummate the Transactions are subject to the satisfaction or waiver of certain customary conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the filing with the SEC of an information statement relating to the approval of the Transactions by a requisite majority of stockholders of the Company. There is no financing condition to consummate the Transactions. The Purchase Agreement also provides each of Progress and the Company with customary termination rights.

The Company will be required to pay Progress a termination fee equal to $13.5 million (the “Termination Fee”) if the following circumstances are met: (i) the Company terminates the Purchase Agreement due to the Closing not occurring by November 30, 2026 at a time when Progress could have terminated the Purchase Agreement due to the Company’s breach of any of its representations, warranties, covenants or agreements under the Purchase Agreement in a manner that would result in the failure of a closing condition and its failure to cure such breach within the period specified in the Purchase Agreement; (ii) after the date of the Purchase Agreement but on or before the date of any such termination, a competing proposal is announced or disclosed and not withdrawn; and (iii) within eighteen months after the date of such termination, the Company enters into a definitive agreement with respect to such competing proposal (or publicly approves or recommends that the Company’s stockholders or otherwise does not oppose, in the case of a tender or exchange offer, such competing proposal) or the Company consummates such competing proposal. The Company will also be required to pay Progress the Termination Fee if the Purchase Agreement is validly terminated by Progress due to any of the following: (i) the Forbearance Agreement (as defined in the Purchase Agreement) has terminated, expired or otherwise ceased to be in full force and effect (without a replacement or extension on terms reasonably acceptable to Progress then in effect), or any forbearance or waiver granted thereunder has ceased to apply; (ii) the administrative agent, the collateral agent or any lender under the Company’s credit agreement has accelerated, or declared due and payable prior to its stated maturity, any indebtedness under the Company’s credit agreement and commences the exercise of any enforcement or other remedies (including foreclosure upon or taking possession of any collateral) against the Company, any Transferred Subsidiary, any Purchased Asset or any asset of any Transferred Subsidiary (each as defined in the Purchase Agreement); (iii) any Event of Default (as defined in the Credit Agreement) has occurred and is continuing that is not subject to forbearance under the Forbearance Agreement; (iv) at any time following delivery of the Written Consent, the approval of the Company’s stockholders (or the Written Consent evidencing the same) has been amended, modified, rescinded, revoked, withdrawn or invalidated; and (v) the Company has breached any of its representations, warranties, covenants or agreements under the Purchase Agreement in a manner that would result in the failure of a closing condition and has not cured within the period specified in the Purchase Agreement and a Material Adverse Effect (as defined in the Purchase Agreement) has occurred and is continuing at such time. The Company would have been required to pay Progress the Termination Fee if the Purchase Agreement had been validly terminated (i) by Progress if the Majority Stockholders had failed to deliver the Written Consent within the period specified in the Purchase Agreement or if, prior to Progress’s receipt of the Written Consent, the Company’s board of directors had changed its recommendation in favor of the Transactions; or (ii) by the Company, if, prior to Progress’s receipt of the Written Consent and subject to other conditions specified in the Purchase Agreement, the Company had terminated the Purchase Agreement to enter into a definitive agreement for a superior proposal.

The foregoing descriptions of the Purchase Agreement and the Transactions do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, such representations and warranties: (i) may not be accurate or complete as of any specified date; (ii) are modified and qualified in important part by the underlying disclosure schedules; (iii) may be subject to a contractual standard of materiality different from those generally applicable to investors; or (iv) may have been used for the purpose of allocating risk among the parties to the Purchase Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Voting and Support Agreement

Concurrently with the execution and delivery of the Purchase Agreement, Progress entered into a Voting and Support Agreement (the “Support Agreement”) with stockholders of the Company holding sufficient voting power to approve the Transactions under applicable law and the Company’s organizational documents (such stockholders, the “Majority Stockholders”), pursuant to which the Majority Stockholders agreed, among other things, to execute and deliver a written consent approving and adopting the Purchase Agreement and the Transactions and to comply with certain transfer and other restrictions with respect to their shares of the Company’s common stock, in each case subject to the terms and conditions of the Support Agreement.

Item 7.01 Regulation FD Disclosure.

On July 22, 2026, the Company issued a press release announcing its entry into the Purchase Agreement and other matters. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Important Information for Stockholders

The Company will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the Transactions. When completed, the information statement will be mailed to the Company’s stockholders. The Company may be filing other documents with the SEC as well. Stockholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://domoinvestors.com or by contacting the Company’s Investor Relations by phone at (801) 899-1000.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The Company has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company’s ability to consummate the Transactions. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include: the Company’s ability to close the Transactions, the expected time of closing or the expected benefits therefrom; uncertainties as to the effects of disruption from the pending disposition of the AI and Data Platform Business making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or the Company’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether tax benefits will be realized. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026. The Company undertakes no obligation to update any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated July 22, 2026, by and between Domo, Inc. and Progress Software Corporation.*
99.1	Voting and Support Agreement, by and among Cocolalla, LLC, Joshua James and Progress Software Corporation*
99.2	Press Release issued by Domo, Inc., dated July 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.

July 22, 2026	By	/s/ Tod Crane
	Name:	Tod Crane
	Title:	Chief Financial Officer